UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 20, 2007 (February 13, 2007)

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

Stockholder Rights Plan

Effective as of February 14, 2007, Theragenics Corporation (the “Company”) amended and restated its Rights Agreement between the Company and SunTrust Bank, Atlanta, as Rights Agent and Computershare Investor Services, LLC, as successor Rights Agent dated as of February 17, 1997 (the “Prior Agreement”). The amendment and restatement is reflected in the Amended and Restated Rights Agreement between the Company and Computershare Investor Services, LLC, as Rights Agent dated as of February 14, 2007 (the “Rights Agreement”). The Rights Agreement generally gives holders of the Company’s Common Stock rights to acquire additional shares of the Company’s Common Stock upon the occurrence of specified events, as more fully described in the terms of the Rights Agreement. In addition to serving as the Rights Agent, Computershare Investor Services also serves as the stock transfer agent.

The amendments included in the Rights Agreement were approved by the Board of Directors of the Company and (a) extend the final expiration of the Prior Agreement from February 28, 2007 to February 28, 2017; (b) eliminate the double trigger feature by increasing the thresholds at which the Rights become exercisable and the “self-dealing” flip-in is triggered in each case, from 15% to 20%; (c) change the exercise prices of each right from $120.00 to $20.00; (d) clarify that the Board of Directors of the Company may in good faith determine that a disposition of common stock by a person inadvertently exceeding the permitted threshold has been made as promptly as practicable; and (e) make certain other clarifying changes.

Item 3.03 Material Modification of Rights of Security Holders.

Item 1.01 is incorporated herein by reference.

Item 5.02  Departure of Directors; Election of Directors; Appointment of Principal Officers

(e) Executive Compensation

On February 13, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Theragenics Corporation recommended, and the Board of Directors approved, the following actions relating to executive compensation. Actions taken with respect to the compensation of M. Christine Jacobs, Chief Executive Officer of the Company, were recommended by the Compensation Committee and approved by the independent Directors of the Company.

Cash bonuses payable under the 2006 Short-Term Incentive Program

Each Executive Officer had a short-term incentive cash bonus opportunity equal to a percentage of base salary as of December 31, 2006. The target bonus amount for Ms. Jacobs was 50% of base salary, with a minimum bonus opportunity of 0% and a maximum of 100%. For all other named Executive Officers, the target bonus amount was 35% of base salary, with a minimum bonus opportunity of 0% and a maximum of 70%. For all named Executive Officers, 80% of the bonus opportunity was based on revenue and earnings per share (“EPS”) or operating profit goals, and 20% was based on individual performance goals. Based on the assessment of 2006 performance under the 2006 Short-Term Incentive Program, the following cash amounts were earned and are payable to each named Executive Officer:

	2006 Short-Term Incentive Bonus
Executive Officer	Based on Revenue and EPS/Operating Profit	Based on individual goals	Total
M. Christine Jacobs	$181,200	$56,625	$237,825
Francis J. Tarallo	65,800	26,320	92,120
Bruce W. Smith	71,400	35,700	107,100
Patrick J. Ferguson	33,000	30,800	63,800
R. Michael O’Bannon	54,880	27,440	82,320

In addition, discretionary bonuses were approved in recognition of significant contributions to the Company and accomplishments during 2006 beyond those contemplated in the 2006 Short-Term Incentive Program for certain officers, including: $32,175 for Ms. Jacobs for her significant efforts and contributions in protecting Medicare reimbursement levels for prostate brachytherapy; $20,000 for Mr. Smith for his continued outstanding performance and in recognition of his 20 years of exceptional contributions to the Company; $30,000 for Mr. Tarallo for his contributions related to the acquisition of Galt Medical Corp.; and $10,000 for Mr. Ferguson for his contributions to growth realized in the Company’s surgical products business.

2007 Short-Term Incentive Program

Under the 2007 Short-Term Incentive Program, each named Executive Officer will have a short-term incentive cash bonus opportunity based on financial and individual performance. The individual target bonus opportunity for Ms. Jacobs is 50% of base salary, with a minimum bonus opportunity of 0% and a maximum of 100%. The individual target bonus opportunity for the other Executive Officers is 35% of base salary, with a minimum bonus opportunity of 0% and a maximum of 70%.

For each named Executive Officer, 70% of the bonus opportunity will be measured against established revenue and EPS or operating profit goals, and 30% will be measured against individual performance goals. With respect to Ms. Jacobs, her individual performance goals were reviewed and approved by the Compensation Committee and the independent Directors of the Company. For the other named Executive Officers, individual performance goals were determined by the Chief Executive Officer and reviewed and approved by the Compensation Committee and Board of Directors.

2007 Long-Term Incentive Program

Each named Executive Officer was granted the following awards under a long-term incentive program for the January 1, 2007 to December 31, 2009 performance period:

Executive Officer	Stock Options	Shares of Restricted Stock	Cash Bonus Opportunity (at Target Amount)
M. Christine Jacobs	67,000	29,000	$175,000
Francis J. Tarallo	34,000	14,000	85,000
Bruce W. Smith	29,000	13,000	75,000
Patrick J. Ferguson	29,000	13,000	75,000
R. Michael O’Bannon	16,000	7,000	40,000

The Stock Option and Restricted Stock Awards were made under the Theragenics Corporation 2006 Stock Incentive Plan. The incentive stock options have an exercise price of $5.00, equal to the closing price of the Company’s common stock, as quoted by the New York Stock Exchange, on February 13, 2007, the date of grant. Twenty-five percent (25%) of the Stock Option and Restricted Stock Awards vest annually, commencing on February 13, 2008, provided the Executive remains employed with Theragenics or an affiliate.

Any unvested Stock Options become vested upon the date of the Executive’s termination of employment with Theragenics or an affiliate due to death, disability, or upon a change in control in the Company, as defined in the terms and conditions to the Stock Option Award.

Unvested Restricted Stock becomes vested pro rata based on the number of days elapsed in the vesting period upon termination of employment due to death, disability or by the Company without cause, as defined in the terms and conditions of the Restricted Stock Award.

All unvested Restricted Stock becomes vested upon a change in control of the Company. Any Stock Options and Restricted Stock that have not become vested as of the date of the Executive’s termination of employment with Theragenics or an affiliate shall be forfeited.

Fifty percent (50%) of the Cash Bonus Opportunity will be based upon the cumulative revenue of the Company for the period 2007 to 2009 (the “Revenue Goal”), and 50% will be based upon the cumulative earnings per share of the Company for the same period (the “EPS Goal”), in each case as measured relative to its strategic objectives over the 2007 to 2009 period. Cumulative threshold, target and maximum amounts have been developed, based on the Company’s strategic plan, and the 2007 Long-Term Cash Bonus Award will be measured and paid according to the following schedules:

	Payout as Percent of Target Amount
Cumulative amount	Revenue Goal	EPS Goal
Maximum (or greater)	100%	100%
Target	50%	50%
Threshold	25%	25%
Below threshold	0%	0%

If employment of the Executive with Theragenics or an affiliate is terminated before December 31, 2009 due to death, disability, or is terminated by the Company without cause, the Executive will be entitled to a pro rata portion of the cash bonus in accordance with the terms of the Award. If employment is terminated for any other reason before December 31, 2009 (unless a change in control as defined in the Award occurs before then), the cash bonus opportunity will be forfeited. If a change in control occurs before December 31, 2009, the cash award becomes vested at the target level, provided the Executive is employed by Theragenics or an affiliate as of the date of a change in control.

Executive Officer Salaries

The following annual base salaries for the Company’s named Executive Officers were established effective January 1, 2007:

Executive Officer	Annual Base Salary
M. Christine Jacobs	$511,500
Francis J. Tarallo	265,000
Bruce W. Smith	270,000
Patrick J. Ferguson	242,000
R. Michael O’Bannon	203,000

Item 8.01 Other Events

Retirement of James R. Eddings

James R. Eddings, President of Galt Medical Corp. (“Galt”), a wholly-owned subsidiary of Theragenics, notified the Board of Directors on February 13, 2007, of his intent to retire as President of Galt effective April 1, 2007. Frank Gerome, currently Executive Vice President at Galt, will become President of Galt effective upon Mr. Eddings' retirement.

Patrick J. Ferguson 10b5-1 Plan

Patrick J. Ferguson, President of CP Medical, implemented a pre-established trading plan under Rule 10b5-1 of the Securities and Exchange Commission. Mr. Ferguson has advised the Company that the plan is for the purpose of diversifying his significant holdings of Theragenics common stock in an orderly manner. Prior to the sale of any shares under this plan, Mr. Ferguson beneficially owned 1,840,458 shares of Theragenics common stock. Under his 10b5-1 plan, Mr. Ferguson intends to sell 50,000 shares of Theragenics common stock monthly for 12 months commencing February 2, 2007.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Document

4.1
Amended and Restated Rights Agreement by and between Theragenics Corporation and Computershare Investor Services, LLC dated as of February 14, 2007 (incorporated by reference to Exhibit 99.1 of the Company’s registration statement on Form 8-A/A filed February 16, 2007)

10.1	Form of Incentive Stock Option Agreement in connection with long-term incentive program
10.2	Form of Restricted Stock Agreement in connection with long-term incentive program
10.3	Form of 2007 Long-Term Cash Bonus Plan in connection with long-term incentive program
10.4	Notice of intent to retire from James R. Eddings, dated February 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION (Registrant)

Date: February 20, 2007	By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer